Exhibit 10.2(c)

THIRD LEASE AMENDMENT

Dated For Reference March 11, 2002

The undersigned parties agree as follows:

1)	This document amends that certain lease dated June 1, 1999, as amended by an AGREEMENT TO AMEND LEASE signed 12/16/99 and 12/17/99, and by the SECOND AGREEMENT TO AMEND LEASE dated March 14, 2000, collectively called the Lease.

2)	The Lease is between 1020 Prospect Street LP, successor to Prospect Associates LLC, (The Landlord) and The Active Network, Inc., a Delaware corporation formerly known as RaceGate.com, ActiveUSA.com, and Active.com, (the Tenant), for the office space known as Suite #200 201 and 250 (being the entire second floor and herein called the Second Floor Space or Suite #250) and Suite #304 and Suite #401 (the Premises) located at 1020 Prospect Street, La Jolla, California 92037 (the Building).

3)	The Term of the Lease expires July 31, 2002. The Term of the Lease as to the Second Floor Space only shall be extended for a period of thirty six (36) months, commencing August 1 2002 and ending July 31, 2005.

4)	For all purposes under the Lease the Second Floor Space is agreed to have a Rentable Area of 11,010 square feet (sometimes herein called Rentable Square Feet or RSF).

5)	The Monthly Base Rent for the Second Floor Space shall be as followings:

12 months starting 8/1/02	$28,075.50	$2.55 per RSF
12 months starting 8/1/03	$30,277.50	$2.75 per RSF
12 months starting 8/1/04	$33,580.50	$3.05 per RSF

6)	Landlord’s Address for Notice is 5090 Shoreham Place Suite 102, San Diego, CA 92122

7)	All other terms of the Lease shall remain unchanged.

LANDLORD: 1020 Prospect Street, LP Investors L.L.C
By NSD Ventures, LLC, a California Limited Liability Company, General Partner

By	/s/ Henry A. Gotthelf	Date	3/19/02

Henry A. Gotthelf, Managing Member

TENANT: The Active Network, Inc , A Delaware Corporation

By	/s/ Kourosh Vossughi	Date	3-13-02

Print name Kourosh Vossughi
Title General Counsel